Exhibit 5.1

[LETTERHEAD OF HOLME ROBERTS & OWEN LLP]

January 23, 2007

National CineMedia, Inc.

9110 E. Nichols Ave., Suite 200

Centennial, CO 80112-3405

Re:	National CineMedia, Inc.
Registration Statement on Form S-1
Registration No. 333-137976

Ladies and Gentlemen:

As counsel for National CineMedia, Inc., a Delaware corporation (the “Company”), we have examined the above-referenced Registration Statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), that the Company has filed with the United States Securities and Exchange Commission (the “SEC”) with respect to the registration of 42,000,000 shares of its common stock, par value $0.01 per share (the “Shares”). The Shares consist of 42,000,000 Shares to be sold pursuant to an Underwriting Agreement to be entered into among the Company, Credit Suisse Securities (USA) LLC, J.P. Morgan Securities Inc., Lehman Brothers Inc. and Morgan Stanley & Co. Incorporated, as Representatives (in the form filed as Exhibit 1.1 to the Registration Statement, the “Underwriting Agreement”) including (i) 38,000,000 Shares to be sold by the Company and (ii) up to 4,000,000 Shares to be sold by the Company if the underwriters exercise their over-allotment option.

In connection with the Company’s preparation and filing of the Registration Statement, we have examined originals or copies of all documents, corporate records or other writings that we consider relevant for the purposes of this opinion. In such examination, we have assumed the genuineness of all signatures on all original documents, the legal competency of each individual executing any such documents, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as photocopies of originals. As to matters of fact not directly within our actual knowledge, we have relied upon certificates, telegrams and other documents from public officials in certain jurisdictions.

1700 Lincoln Street, Suite 4100 Denver, Colorado 80203-4541 tel 303.861.7000 fax 303.866.0200

National CineMedia, Inc.

January 23, 2007

Based on and subject to the foregoing and the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that, upon the filing of the Amended and Restated Certificate of Incorporation of the Company in the form filed as Exhibit 3.2 to the Registration Statement (the “Certificate of Incorporation”) with the Secretary of State of the State of Delaware and the execution and delivery of the Underwriting Agreement, the Shares will be duly authorized, and the Shares will be validly issued, fully paid and non-assessable when the Shares have been issued and sold by the Company and the Company has received the purchase price therefor, in accordance with the terms of the Underwriting Agreement.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware (including the statutory provisions and all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting these laws).

We hereby consent to the reference to us in the Registration Statement and all amendments to the Registration Statement under the caption “Legal Matters” and the use of this opinion as an exhibit to the Registration Statement; provided however, in giving this consent we do not admit that we are included in the category of people whose consent is required under Section 7 of the Act or the rules of the SEC promulgated thereunder. We express no opinion as to any matters not expressly set forth herein.

The opinions expressed herein are rendered as of the date hereof. We do not undertake to advise you of matters that may come to our attention subsequent to the date hereof and that may affect the opinions expressed herein, including without limitation, future changes in applicable law. This letter is our opinion as to certain legal conclusions as specifically set forth herein and is not and should not be deemed to be a representation or opinion as to any factual matters.

Very truly yours,

/s/ HOLME ROBERTS & OWEN LLP